Exhibit 99.1

ClubCorp Expects Record Full Year and Fourth Quarter Results, and Provides Additional Highlights Regarding Texas

DALLAS, Texas (January 27, 2015) - ClubCorp - The World Leader in Private Clubs® (NYSE: MYCC) -announces preliminary and unaudited(1) fiscal-year 2015 financial results for the fourth quarter (16 weeks) and full-year (52 weeks) ended December 29, 2015.

Preliminary Full-year and Fourth Quarter Results:

•	Full-year total revenue was $1,052.9 million, up 19.1% from the prior year

•	Full-year total adjusted EBITDA is expected to be $233 to $234 million, up 18.9% compared to the prior year(2)

•	Fourth quarter total revenue was $331.7 million, up 9.6% from the prior year

•	Fourth quarter total adjusted EBITDA is expected to be $79 to $80 million, up 14.6% compared to the prior year(2)

2015 Texas Same-store Combined Clubs Growth:

•	Full-year Texas same-store combined clubs revenue was up 2.0% compared to the prior year

•	Full-year Texas same-store combined clubs adjusted EBITDA was up 4.1% from the prior year

•	Fourth quarter Texas same-store combined clubs revenue was up 3.1% compared to the prior year

•	Fourth quarter Texas same-store combined clubs adjusted EBITDA was up 7.6% from the prior year

Quote:
Eric Affeldt, president and chief executive officer: “ClubCorp delivered its fifth consecutive year of record revenue and adjusted EBITDA. Moreover, total adjusted EBITDA has grown at a compounded annual growth rate above 9% since 2010. Even though the Company experienced a 100-year rain event impacting growth in Texas during the spring of 2015, both revenue and adjusted EBITDA for same-store clubs located in Texas not only grew for the full-year, but also growth accelerated in the fourth quarter. Despite the recent market turmoil surrounding the price of oil and its impact to the Texas economy, we feel confident in the resiliency of our business. We believe the Company will continue to grow in 2016 by pursuing our three-pronged growth strategy, and we will provide our

ClubCorp FY15 Q4 Preliminary Financial Results	1	Page

Exhibit 99.1

2016 outlook on our fourth quarter investor call scheduled for February 25, 2016. The Company is now enforcing its quiet period until the next quarterly investor call.”

(1)    The preliminary financial results presented herein are subject to the completion of our financial closing procedures, certain of which have not yet been completed. For example, we have not finalized and completed our review and reconciliation of our current and deferred tax accounts. Our actual results for the full-year and fourth quarter ended December 29, 2015 will not be available until February 25, 2016 and may differ from these preliminary financial results.
(2)    The growth rate is calculated based on the midpoint of the estimated range provided versus prior year.

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Exhibit 99.1

CLUBCORP HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO CLOSEST GAAP MEASURE
(In thousands)
(Unaudited financial information)

Adjusted EBITDA Reconciliation

Adjusted EBITDA is a non-GAAP measure used by management to measure our operating performance. The following table provides a reconciliation of net loss to EBITDA and adjusted EBITDA for the periods presented below.

	Sixteen Weeks Ended			Fiscal Year Ended
	Dec 29, 2015		Dec 30, 2014	Dec 29, 2015		Dec 30, 2014
	Low	High	Actual	Low	High	Actual
Net income (loss) (1)	$(6,898)	$(5,898)	$31,321	$(10,235)	$(9,235)	$13,329
Interest expense	22,085	22,085	20,967	70,672	70,672	65,209
Income tax expense (benefit) (1)	1,816	1,816	(38,441)	1,629	1,629	(41,469)
Interest and investment income	(1,701)	(1,701)	(1,050)	(5,519)	(5,519)	(2,585)
Depreciation and amortization	32,328	32,328	30,387	103,944	103,944	80,792
EBITDA	$47,630	$48,630	$43,184	$160,491	$161,491	$115,276
Impairments and disposition of assets (2)	9,123	9,123	5,601	24,546	24,546	12,843
Loss (income) from discontinued operations and divested clubs (3)	117	117	(140)	363	363	(563)
Loss on extinguishment of debt (4)	2,599	2,599	—	2,599	2,599	31,498
Non-cash adjustments (5)	619	619	618	2,008	2,008	2,007
Acquisition related costs (6)	1,268	1,268	8,380	4,965	4,965	10,568
Capital structure costs (7)	8,196	8,196	5,298	10,047	10,047	8,785
Centralization and transformation costs (8)	3,705	3,705	643	8,495	8,495	1,330
Other adjustments (9)	2,316	2,316	1,930	7,405	7,405	4,632
Equity-based compensation expense (10)	1,460	1,460	1,266	4,970	4,970	4,303
Acquisition adjustment (11)	1,967	1,967	2,616	7,111	7,111	5,644
Adjusted EBITDA	$79,000	$80,000	$69,396	$233,000	$234,000	$196,323
______________________

(1)	We have not finalized and completed our review and reconciliation of our current and deferred tax accounts.

(2)
Includes non-cash impairment charges related to property and equipment and intangible assets and loss on disposals of assets (including property and equipment disposed of in connection with renovations).

(3)
Net loss or income from discontinued operations and divested clubs that do not qualify as discontinued operations in accordance with accounting principles generally accepted in the United States (“GAAP”).

(4)	Includes loss on extinguishment of debt calculated in accordance with GAAP.

(5)	Includes non-cash items related to purchase accounting associated with the acquisition of ClubCorp, Inc. (“CCI”) in 2006 by affiliates of KSL.

(6)	Represents legal and professional fees related to the acquisition of clubs, including the acquisition of Sequoia Golf on September 30, 2014.

(7)	Represents legal and professional fees related to our capital structure, including debt issuance and amendment costs and equity offering costs.

(8)
Includes fees and expenses associated with readiness efforts for Section 404(b) of the Sarbanes-Oxley Act and related centralization and transformation of administrative processes, finance processes and related IT systems.

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Exhibit 99.1

(9)
Represents adjustments permitted by the credit agreement governing the Secured Credit Facilities including cash distributions from equity method investments less equity in earnings recognized for said investments and income or loss attributable to non-controlling equity interests of continuing operations.

(10)	Includes equity-based compensation expense, calculated in accordance with GAAP, related to awards held by certain employees, executives and directors.

(11)
Represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006 and the acquisition of Sequoia Golf on September 30, 2014.

Texas Same-store Adjusted EBITDA Reconciliation

The following table provides a reconciliation of Texas same-store combined clubs adjusted EBITDA to total adjusted EBITDA for the periods presented below.

	Sixteen Weeks Ended			Fiscal Year Ended
	Dec 29, 2015		Dec 30, 2014	Dec 29, 2015		Dec 30, 2014
	Low	High	Actual	Low	High	Actual
Texas same-store combined clubs	$30,722	$30,722	$28,564	$87,528	$87,528	$84,083
All other clubs (1)	67,532	67,532	56,367	198,224	198,224	154,062
Other (2)	(19,254)	(18,254)	(15,535)	(52,752)	(51,752)	(41,822)
Adjusted EBITDA	$79,000	$80,000	$69,396	$233,000	$234,000	$196,323

(1)	Includes same-store and new & acquired Golf and Country clubs and same-store and new & acquired Business Sports and Alumni clubs, other than the same-store clubs located in Texas.

(2)
Other consists of other business activities including ancillary revenues related to alliance arrangements, a portion of the revenue associated with upgrade offerings, reimbursements for certain costs of operations at managed clubs, corporate overhead expenses and shared services.

ClubCorp FY15 Q4 Preliminary Financial Results	4	Page

Exhibit 99.1

Statement Regarding Non-GAAP Financial Measures

EBITDA is defined as net income before interest expense, income taxes, interest and investment income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus or minus impairments, gain or loss on disposition and acquisition of assets, losses from discontinued operations, loss on extinguishment of debt, non-cash adjustments, acquisition related costs, capital structure costs, centralization and transformation costs and other adjustments, equity-based compensation expense and an acquisition adjustment. The acquisition adjustment to revenues and Adjusted EBITDA within each segment represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of ClubCorp, Inc. in 2006 by affiliates of KSL and the acquisition of Sequoia Golf on September 30, 2014. Adjusted EBITDA is based on the definition of Consolidated EBITDA as defined in the credit agreement governing the Secured Credit Facilities and may not be comparable to similarly titled measures reported by other companies.

In addition to Adjusted EBITDA on a consolidated basis, we are providing Texas same-store Adjusted EBITDA as an additional non-GAAP measure. We believe this measure aids investors in their evaluation of the Company's geographic risk. Adjusted EBITDA is not determined in accordance with GAAP and should not be considered in isolation, more meaningful than or as a substitute for a measure of performance prepared in accordance with GAAP and is not indicative of net income or loss as determined under GAAP. Non-GAAP financial measures have limitations that should be considered before used as measures to evaluate the Company's financial performance. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies due to varying methods of calculation. The financial statement tables that accompany this press release include a reconciliation of historical non-GAAP financial measures to the applicable and most comparable GAAP financial measure.

Special Note on Forward-Looking Statements

In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections.

These forward-looking statements can be identified by the fact that they do not relate strictly to current or historical facts and often include words such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond management's control adversely affecting discretionary spending, membership count and facility usage and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2014 and “Risk Factors” and “Forward-Looking Statements” in its Quarterly Report on Form 10-Q for the period ended September 8, 2015.

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company's strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company's filings with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via the Company's website at ir.clubcorp.com/SEC).

ClubCorp FY15 Q4 Preliminary Financial Results	5	Page

Exhibit 99.1

Statement Regarding Definitions and Financial Measures

The definitions and basis of presentation for financial measures used in this press release, including EBITDA, Adjusted EBITDA and same-store measures, are discussed more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2014 and in its Quarterly Report on Form 10-Q for the period ended September 8, 2015. This press release should be read in conjunction with such Annual Report and Quarterly Report.

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